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EXHIBIT 23.4

CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 22, 2001, with respect to the financial statements and schedules of Data Return Corporation included in the Proxy Statement/Prospectus of Data Return Corporation that is made a part of the Registration Statement (Form S-4, No. 333-73826) and related Prospectus of divine, inc., for the registration of 91,568,068 shares of divine, inc. common stock.

                      /s/ Ernst & Young LLP

Dallas, Texas
December 3, 2001

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  EXHIBIT 23.4
CONSENT OF INDEPENDENT AUDITORS